FORM 10-Q	Q/E 9/30/08
EXHIBIT 32.2
Section 1350 Certifications
Quarter ended September 30, 2008
I, Marc D. Hamburg, Senior Vice President and Chief Financial Officer of Berkshire Hathaway Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)	the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 7, 2008

/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

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